                                                                     EXHIBIT 23


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the registration statements (Nos. 333-30303, 333-36949, 333-43961, 333-46425, 333-56879, 333-61571,
333-67707, 333-06130, 333-12621, 333-06054, 333-40727, 333-61573 and
333-81239) on Form S-3 and Form S-8 of Activision, Inc. of our report dated May 3, 1999, relating to the consolidated balance sheets of ACTIVISION, INC. and subsidiaries as of March 31, 1999 and 1998 and the related consolidated statements of operations, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended March 31, 1999, and the related financial statement schedule for each of the years in the three-year period ended March 31, 1999, which report appears in the March 31, 1999 annual report on Form 10-K of ACTIVISION, INC.

KPMG LLP

Los Angeles, California
June 28, 1999


                                     F-26